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                                   EXHIBIT 11

                        CINCINNATI FINANCIAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (000's omitted except per share amounts)
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                                                              2001             2000            1999
                                                              ----             ----            ----
Basic Earnings per share:

     Net income                                             $      193      $      118       $      255
                                                           ============     ===========     ============

     Average shares outstanding                                    161             161              165
                                                           ============     ===========     ============

     Net income per common share                           $      1.20      $      .74     $       1.55
                                                           ============     ===========     ============



Diluted earnings per share:

     Net income                                              $     193       $     118        $     255

     Interest on convertible debentures--net of tax                  1               1                1
                                                           ------------     -----------     ------------

     Net income for per share calculation (diluted)          $     194       $     119        $     256
                                                           ============     ===========     ============



     Average shares outstanding                                    161             161              165

     Effective of dilutive securities:

          5.5% convertible senior debentures                         1               2                2

          Stock options                                              0               1                2
                                                           ------------     -----------     ------------

     Total diluted shares                                          162             164              169
                                                           ============     ===========     ============

     Net income per common share--diluted                   $                $               $
                                                                  1.19             .73            1.52
                                                           ============     ===========     ============
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